List of Subsidiaries of the Registrant
                           As of April 11, 1997


Subsidiary                              Jurisdiction of
                                         Incorporation

Chatter Inc.                                 Delaware
Heatwave Inc.                                California
Lieberman Enterprises Incorporated           Delaware
LIVE America Inc.                            Delaware
LIVE Film and Mediaworks Inc.                Delaware
LIVE Theatrical Distribution Inc.            Delaware
LIVE Ventures Inc.                           Delaware
LIVENET Inc.                                 Delaware
Silent Development Inc.                      Delaware
Tongue-Tied Inc.                             Delaware
Vestron Inc.                                 Delaware